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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-08369-01, 333-108272, and 333-112329 of United Parcel Service, Inc. on Form
S-3 and in Registration Statements No. 333-90792, 333-93213, 333-34054,
333-61112, 333-65096, 333-65606, and 333-70708 of United Parcel Service, Inc.
on Form S-8 and in Registration Statements No. 333-72127, 333-24805,
333-23969, and 333-23971 of United Parcel Service of America, Inc. on Form S-8 of our report dated March 5, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for derivative instruments and hedging activities to conform with Statement of Financial Accounting Standards No. 133, as amended, and to the Company's change in its method of accounting for goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 142 and to the Company's change in its method of accounting for stock compensation to conform with Statement of Financial Accounting Standards No. 123), appearing in this Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 5, 2004